Exhibit 8

ASE Technology Holding Co., Ltd.

List of Subsidiaries

(As of January 31, 2020)

A.	Advanced Semiconductor Engineering, Inc., a corporation organized under the laws of the Republic of China, and its subsidiaries:

(1)	A.S.E. Holding Limited, a holding company organized under the laws of Bermuda, has a subsidiary, ASE Investment (Labuan) Inc., a holding company organized under the laws of Malaysia, which directly holds a wholly owned subsidiary, ASE (Korea) Inc., a corporation organized under the laws of Korea, and has a wholly owned subsidiary, ASE (Weihai), Inc., a corporation organized under the laws of the People’s Republic of China.

(2)	ASE Marketing and Service Japan Co., Ltd., a corporation organized under the laws of Japan.

(3)	ASE Test, Inc., a corporation organized under the laws of the Republic of China, and its subsidiaries:

(a)	Alto Enterprises Limited, a holding company organized under the laws of the British Virgin Islands, holds a subsidiary, ASE Investment (KunShan) Limited, a holding company organized under the laws of the People’s Republic of China;

(b)	Super Zone Holdings Limited, a holding company organized under the laws of Hong Kong, has a wholly owned subsidiary, Advanced Semiconductor Engineering (China) Ltd., a corporation organized under the laws of the People’s Republic of China;

(c)	TLJ Intertech Inc., a corporation organized under the laws of the Republic of China;

(d)	MingFung Information Service Corp., Ltd., a corporation organized under the laws of the Republic of China; and

(e)	Advanced Microelectronic Products Inc., a corporation organized under the laws of the Republic of China.

(4)	Omniquest Industrial Limited, a holding company organized under the laws of the British Virgin Islands, directly holds a wholly owned subsidiary, ASE Corporation, a holding company organized under the laws of the Cayman Islands, which directly holds two subsidiaries:

(a)	ASE Mauritius Inc., a holding company organized under the laws of Mauritius, and its subsidiaries:

(I)	ASE (Shanghai) Inc., a corporation organized under the laws of the People’s Republic of China, holds a subsidiary, Advanced Semiconductor Engineering (HK) Limited, a corporation organized under the laws of Hong Kong; and

(II)	ASE (Kunshan) Inc., a corporation organized under the laws of the People’s Republic of China.

(b)	ASE Labuan Inc., a holding company organized under the laws of Malaysia, holds a sole subsidiary, ASE Electronics Inc., a corporation organized under the laws of the Republic of China.

(5)	Innosource Limited, a holding company organized under the laws of the British Virgin Islands.

(6)	J&R Holding Limited, a holding company organized under the laws of Bermuda, and its subsidiaries:

(a)	J&R Industrial Inc., a corporation organized under the laws of the Republic of China;

(b)	ASE Japan Co., Ltd., a corporation organized under the laws of Japan;

(c)	ASE (U.S.) Inc., a corporation organized under the laws of the State of California, U.S.A.;

(d)	Global Advanced Packaging Technology Ltd., a holding company organized under the laws of the Cayman Islands, and its sole direct wholly owned subsidiary, ASE Assembly & Test (Shanghai) Limited, a corporation incorporated under the laws of the People’s Republic of China, which has three direct holding subsidiaries:

(I)	Wuxi Tongzhi Microelectronics Co., Ltd., a corporation incorporated under the laws of the People’s Republic of China;

(II)	Shanghai Ding Hui Real Estate Development Co., Ltd., a corporation organized under the laws of the People’s Republic of China, and its five subsidiaries, Shanghai Ding Yu Real Estate Development Co., Ltd., KunShan Ding Hong Real Estate Development Co., Ltd., Shanghai Ding Qi Property Management Co., Ltd., Shanghai Ding Xu Property Management Co., Ltd. and Shanghai Ding Wei Real Estate Development Co., Ltd. and its subsidiary, Shanghai Ding Fan Department Store Co., Ltd., all corporations organized under the laws of the People’s Republic of China; and

(III)	ISE labs, China. Ltd., a corporation incorporated under the laws of the People’s Republic of China.

(e)	Suzhou ASEN Semiconductors Co., Ltd., a corporation organized under the laws of the People’s Republic of China;

(f)	ASE Test Limited, a holding company organized under the laws of Singapore, directly has three wholly owned subsidiaries:

(I)	ASE Holdings (Singapore) Pte. Ltd., a holding company organized under the laws of Singapore and its wholly owned subsidiary, ASE Electronics (M) SDN. BHD., a corporation organized under the laws of Malaysia;

(II)	ASE Test Holdings, Ltd., a holding company organized under the laws of the Cayman Islands and its wholly owned subsidiary, ISE Labs, Inc., a corporation organized under the laws of the State of California, U.S.A.; and

(III)	ASE Singapore Pte. Ltd., a corporation organized under the laws of Singapore.

(g)	Anstock Limited, a corporation organized under the laws of the Cayman Islands; and

(h)	Anstock II Limited, a corporation organized under the laws of the Cayman Islands.

(7)	LuChu Development Corporation, a corporation organized under the laws of the Republic of China.

(8)	ASE Embedded Electronics Inc., a corporation organized under the laws of the Republic of China.

(9)	Advanced Semiconductor Engineering, Inc. has significant interests in the following companies:

(a)	Hung Ching Development & Construction Co. Ltd., a corporation organized under the laws of the Republic of China;

(b)	Hung Ching Kwan Co., a corporation organized under the laws of the Republic of China; and

(c)	Deca Technologies Inc., a corporation organized under the laws of the Cayman Islands.

B.	Siliconware Precision Industries Co., Ltd., a corporation organized under the laws of the Republic of China, directly has two wholly owned subsidiaries:

(1)	Siliconware Investment Co., Ltd. (Taiwan), an investment corporation organized under the laws of the Republic of China, and has a significant interest in Yann Yuan Investment Co., Ltd., a corporation organized under the laws of the Republic of China.

(2)	SPIL (B.V.I.) Holding Limited, a holding company organized under the laws of the British Virgin Islands, directly has two wholly owned subsidiaries:

(a)	Siliconware USA, Inc., a corporation organized under the laws of the State of California, U.S.A.; and

(b)	SPIL (Cayman) Holding Limited, a holding company organized under the laws of the Cayman Islands, and its subsidiaries:

(I)	Siliconware Technology (Suzhou) Limited, a corporation organized under the laws of the People’s Republic of China; and

(II)	Siliconware Electronics (Fujian) Co., Limited, a corporation organized under the laws of the People’s Republic of China.

(3)	Siliconware Precision Industries Co., Ltd., has significant interests in two companies:

(I)	Vertical Circuits, Inc.(i), a corporation organized under the laws of the State of California, U.S.A.; and

(II)	ChipMOS Technologies Inc., a corporation organized under the laws of the Republic of China.

C.	USI Inc., a corporation organized under the laws of the Republic of China, directly has a wholly owned subsidiary, Huntington Holdings International Co., Ltd., a holding company organized under the laws of the British Virgin Islands, and its wholly owned subsidiaries:

(1)	Unitech Holdings International Co., Ltd., an investment corporation organized under the laws of the British Virgin Islands.

(2)	Universal ABIT Holding Co., Ltd., a holding company organized under the laws of the Cayman Islands.

(3)	Real Tech Holdings Ltd., a holding company organized under the laws of the British Virgin Islands, has two direct holding subsidiaries:

(a)	Universal Scientific Industrial (Kunshan) Co., Ltd., a corporation organized under the laws of the People’s Republic of China; and

(b)	USI Enterprise Limited, a holding company organized under the laws of Hong Kong, has a direct holding subsidiary, Universal Scientific Industrial (Shanghai) Co., Ltd., a corporation organized under the laws of the People’s Republic of China, which has the following subsidiaries:

(I)	Universal Global Technology (Shanghai) Co., Ltd., a corporation organized under the laws of the People’s Republic of China;

(II)	USI Electronics (Shenzhen) Co., Ltd., a corporation organized under the laws of the People’s Republic of China, and has a subsidiary, Huanrong Electronics (Huizhou) Co., Ltd., a corporation organized under the laws of the People’s Republic of China;

(III)	Universal Global Technology (Kunshan) Co., Ltd., a corporation organized under the laws of the People’s Republic of China, and has joint venture interests in SUMA-USI Electronics Co., Ltd., a corporation organized under the laws of the People’s Republic of China;

(IV)	Universal Global Electronics (Shanghai) Co., Ltd., a corporation organized under the laws of the People’s Republic of China; and

(V)	Universal Global Technology Co., Ltd., a corporation organized under the laws of Hong Kong, and has significant interests in M-Universe Investments Pte. Ltd., a corporation organized under the laws of Singapore and the following subsidiaries:

(i)	Universal Global Industrial Co., Limited, a corporation organized under the laws of Hong Kong;

(ii)	Universal Global Scientific Industrial Co., Ltd., a corporation organized under the laws of the Republic of China, has a subsidiary, Universal Scientific Industrial Co., Ltd., a corporation organized under the laws of the Republic of China;

(iii)	USI America, Inc., a corporation organized under the laws of the State of California, U.S.A.;

(iv)	Universal Scientific Industrial De Mexico S.A. De C.V., a corporation organized under the laws of Mexico;

(v)	USI Japan Co., Ltd., a corporation organized under the laws of Japan;

(vi)	Universal Scientific Industrial (France), a simplified limited liability company (société par actions simplifiée) organized under the laws of France; and

(vii)	Universal Global Electronics Co., Ltd., a corporation organized under the laws of Hong Kong, has two subsidiary, Semicondutores Avancados do Brasil S.A., a corporation organized under the laws of Brasil and Chung Hong Electronics Poland Sp.z o.o. a corporation organized under the laws of Poland.

(i) Vertical Circuits, Inc. filed for bankruptcy protection in July 2012.